UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway
New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 536-2842

Registrant’s Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                        Other Events.

On page 9 of its 2013 annual proxy statement (the “Proxy Statement”), dated July 29, 2013, Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”), disclosed that (i) during the fiscal year ended March 31, 2013, the Board of Directors of the Company (the “Board”) held seven meetings and (ii) each member of the Board attended at least 75% of the meetings of the Board and all committees thereof on which such director served during fiscal 2013, other than Mr. Robert A. Bowman who attended approximately 73% of such meetings.  Since the date of the Proxy Statement, the Company determined that an administrative error had occurred in the calculation of the number of meetings of the Board held during fiscal 2013 and, correspondingly, to the percentage of meetings of the Board and all committees thereof attended by Mr. Bowman.

During the fiscal year ended March 31, 2013, the Board actually held eight, not seven, meetings.  Each member of the Board, including Mr. Bowman, attended at least 75% of the meetings of the Board and all committees thereof on which such director served.  Mr. Bowman attended nine of twelve Board and committee meetings during fiscal 2013, or 75%, not eight of eleven such meetings, or approximately 73%, as previously disclosed in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Linda Zabriskie
	Name:	Linda Zabriskie
	Title:	Vice President, Associate General Counsel and Secretary

Date: September 6, 2013